Exhibit 99.1

Agilent Technologies, Inc.
Unaudited Pro Forma Consolidated Financial Information

 On November 1, 2014, Agilent Technologies, Inc. (“Agilent”) completed the previously announced distribution of one hundred percent (100%) of the outstanding common stock of Keysight Technologies, Inc. (“Keysight”) to Agilent’s shareholders (the “Distribution”). Keysight was formed to hold Agilent’s electronic measurement business and, as a result of the Distribution, is now an independent public company trading under the symbol “KEYS” on the New York Stock Exchange. The Distribution was made to Agilent’s shareholders of record as of the close of business on October 22, 2014 (the “Record Date”), who received one share of Keysight common stock for every two shares of Agilent common stock held as of the close of business on the Record Date.

The following unaudited pro forma consolidated statements of operations of Agilent for the nine months ended July 31, 2014 and for each of the years ended October 31, 2013, 2012, and 2011 are presented as if the Distribution had occurred as of November 1, 2010.  The following unaudited pro forma consolidated balance sheet of Agilent as of July 31, 2014 assumes that the Distribution occurred on July 31, 2014.

The statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Agilent’s financial position and results of operations actually would have been had the Distribution occurred on the dates indicated, or to project Agilent’s financial performance for any future period.  Beginning in the first quarter of 2015, Keysight’s historical financial results for periods prior to the Distribution will be reflected in Agilent’s consolidated financial statements as discontinued operations.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Agilent’s Form 10-K for the year ended October 31, 2013 and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Agilent’s Form 10-Q for the nine months ended July 31, 2014.

The Historical column in the Unaudited Pro Forma Consolidated Statements of Operations and in the Unaudited Pro Forma Consolidated Balance Sheet reflects Agilent’s historical financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related events.

The information in the Keysight Separation column in the Unaudited Pro Forma Consolidated Statements of Operations was derived from the annual and interim combined financial statements included in Keysight’s Form 10 and was adjusted to exclude allocated corporate costs and replace those allocated costs with corporate costs based on direct consumption by Keysight including any related tax effects. The Keysight Separation column excludes a portion of total separation costs that were previously allocated to Keysight’s combined financial statements. Total separation costs that are directly related to the separation of Keysight from Agilent are reported as a pro forma adjustment. The information in the Keysight Separation column in the Unaudited Pro Forma Consolidated Balance Sheet was derived from the condensed combined balance sheet reported in Keysight’s Form 10 and includes adjustments to current and deferred tax assets and liabilities to reflect the difference between the separate return methodology used in the Kesight combined balance sheet and the anticipated transfer of current and deferred tax assets and liabilities in accordance with tax matters agreement.

The Pro Forma Adjustments column in the Unaudited Pro Forma Consolidated Statements reflects pro forma adjustments which are further described in the accompanying notes.

AGILENT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JULY 31, 2014
(In millions, except per share amounts)

	Historical	Keysight Separation	Pro Forma Adjustments	Notes	Pro Forma Agilent Continuing Operations

Net revenue
Products	$4,209	$(1,833)	$—		$2,376
Services and other	967	(338)			629
Total net revenue	5,176	(2,171)			3,005
Costs and expenses:
Cost of products	1,949	(797)	(5)	(A)	1,147
Cost of services and other	531	(170)			361
Total costs	2,480	(967)	(5)		1,508
Research and development	530	(269)			261
Selling, general and administrative	1,509	(512)	(110)	(A)	887
Total costs and expenses	4,519	(1,748)	(115)		2,656
Income from operations	657	(423)	115		349
Interest income	7	—			7
Interest expense	(87)	—	37	(B)	(50)
Other income (expense), net	(16)	(2)			(18)
Income before taxes	561	(425)	152		288
Provision for income taxes	80	(60)	22	(C)	42
Net income	$481	$(365)	$130		$246

Net income per share:
Basic	$1.44				$0.74
Diluted	$1.42				$0.73

Weighted average shares used in computing net income per share:
Basic	333				333
Diluted	338				338

See accompanying notes to unaudited pro forma condensed financial statements.

AGILENT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2013
(In millions, except per share amounts)

	Historical	Keysight Separation	Pro Forma Adjustments	Notes	Pro Forma Agilent Continuing Operations

Net revenue
Products	$5,534	$(2,434)	$—		$3,100
Services and other	1,248	(454)			794
Total net revenue	6,782	(2,888)			3,894
Costs and expenses:
Cost of products	2,576	(1,039)			1,537
Cost of services and other	671	(221)			450
Total costs	3,247	(1,260)			1,987
Research and development	704	(367)			337
Selling, general and administrative	1,880	(691)	(5)	(A)	1,184
Total costs and expenses	5,831	(2,318)	(5)		3,508
Income from operations	951	(570)	5		386
Interest income	7	—			7
Interest expense	(107)	—	51	(B)	(56)
Other income (expense), net	8	(1)			7
Income before taxes	859	(571)	56		344
Provision for income taxes	135	(55)	19	(C)	99
Net income	$724	$(516)	$37		$245

Net income per share:
Basic	$2.12				$0.72
Diluted	$2.10				$0.71

Weighted average shares used in computing net income per share:
Basic	341				341
Diluted	345				345

See accompanying notes to unaudited pro forma condensed financial statements.

AGILENT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2012
(In millions, except per share amounts)

	Historical	Keysight Separation	Pro Forma Adjustments	Notes	Pro Forma Agilent Continuing Operations

Net revenue
Products	$5,659	$(2,862)	$—		$2,797
Services and other	1,199	(453)			746
Total net revenue	6,858	(3,315)			3,543
Costs and expenses:
Cost of products	2,608	(1,206)			1,402
Cost of services and other	646	(226)			420
Total costs	3,254	(1,432)			1,822
Research and development	668	(373)			295
Selling, general and administrative	1,817	(712)			1,105
Total costs and expenses	5,739	(2,517)			3,222
Income from operations	1,119	(798)			321
Interest income	9	—			9
Interest expense	(101)	—	52	(B)	(49)
Other income (expense), net	16	(8)			8
Income before taxes	1,043	(806)	52		289
Provision (benefit) for income taxes	(110)	(23)	20	(C)	(113)
Net income	$1,153	$(783)	$32		$402

Net income per share:
Basic	$3.31				$1.16
Diluted	$3.27				$1.14

Weighted average shares used in computing net income per share:
Basic	348				348
Diluted	353				353

See accompanying notes to unaudited pro forma condensed financial statements.

AGILENT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2011
(In millions, except per share amounts)

	Historical	Keysight Separation	Pro Forma Adjustments	Notes	Pro Forma Agilent Continuing Operations

Net revenue
Products	$5,482	$(2,875)	$—		$2,607
Services and other	1,133	(441)			692
Total net revenue	6,615	(3,316)			3,299
Costs and expenses:
Cost of products	2,473	(1,159)			1,314
Cost of services and other	613	(233)			380
Total costs	3,086	(1,392)			1,694
Research and development	649	(375)			274
Selling, general and administrative	1,809	(755)			1,054
Total costs and expenses	5,544	(2,522)			3,022
Income from operations	1,071	(794)			277
Interest income	14	—			14
Interest expense	(86)	—	54	(B)	(32)
Other income (expense), net	33	(6)			27
Income before taxes	1,032	(800)	54		286
Provision for income taxes	20	(20)	21	(C)	21
Net income	$1,012	$(780)	$33		$265

Net income per share:
Basic	$2.92				$0.76
Diluted	$2.85				$0.75

Weighted average shares used in computing net income per share:
Basic	347				347
Diluted	355				355

See accompanying notes to unaudited pro forma condensed financial statements.

AGILENT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JULY 31, 2014
(In millions, except par value and share amounts)

	Historical	Keysight Separation	Pro-Forma Adjustments	Notes	Pro-Forma Agilent Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$2,391	$—	$(100)	(D)	$2,291
Accounts receivable, net	891	(319)			572
Inventory	1,099	(516)			583
Other current assets	453	(158)	(13)	(F)	282
Total current assets	4,834	(993)	(113)		3,728

Property, plant and equipment, net	1,142	(462)	(18)	(F)	662
Goodwill	3,012	(405)			2,607
Other intangible assets, net	758	(14)			744
Long-term investments	164	(60)	(3)	(F)	101
Other assets	470	(63)	(105)	(E)(F)	302
Total assets	$10,380	$(1,997)	$(239)		$8,144

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$402	$(112)	$(9)	(F)	281
Employee compensation and benefits	365	(129)	(15)	(F)	221
Deferred revenue	447	(185)			262
Short-term debt	35	—			35
Other accrued liabilities	330	(97)			233
Total current liabilities	1,579	(523)	(24)		1,032

Long-term debt	2,181	—	(500)	(D)	1,681
Retirement and post-retirement benefits	235	—	(105)	(E)	130
Other long-term liabilities	745	(115)	(45)	(E)(F)	585
Total liabilities	4,740	(638)	(674)		3,428

Total Equity:
Stockholders' equity:
Preferred stock	—	—			—
Common stock	6	—			6
Treasury stock	(9,807)	—			(9,807)
Additional paid-in-capital	8,898	—			8,898
Retained earnings	6,487	(1,336)	228	(G)	5,379
Accumulated other comprehensive income	53	(23)	207	(E)	237
Total stockholders' equity	5,637	(1,359)	435		4,713
Non-controlling interest	3				3
Total equity	5,640	(1,359)	435		4,716
Total liabilities and equity	$10,380	$(1,997)	$(239)		$8,144

See accompanying notes to unaudited pro forma consolidated financial statements.

Agilent Technologies, Inc.
Unaudited Pro Forma Consolidated Financial Information
Notes to unaudited pro forma consolidated financial statements

(A)	Reflects the removal of non-recurring transaction and pre-separation costs that are directly related to the separation of Keysight from Agilent.

(B)
Reflects the reduction in interest expense as a result of Agilent’s redemption of $500 million of its long-term debt in July, 2014 using interest rates of between 4.95% and 4.34% and $500 million of its long-term debt in October, 2014 using interest rates of between 5.91% and 5.79%.

(C)	Reflects the tax effects of the tax deductible pro forma adjustments at the applicable jurisdictional statutory income tax rates.

(D)
Reflects the proceeds from the issuance of $1.1 billion of long-term debt by Keysight, the removal of Keysight cash of $700 million upon separation and the redemption of $500 million of Agilent long-term debt in October 2014.

(E)
Reflects the transfer of certain employee benefit plan and other obligations to Keysight on the distribution date using assumptions as of October 31, 2013. Net benefit plan obligations assumed by Keysight were an unfunded plan liability of $105 million and net funded benefit plan assets of $72 million, accumulated other comprehensive losses, net of tax, of $207 million, $25 million of related deferred tax deferred tax assets and $26 million of related deferred tax liabilities.

(F)
Reflects various corporate assets and liabilities transferred to Keysight including a portion of shared information technology assets, shared service and infrastructure employee obligations as follows:

(in millions)
Other current assets	$13
Property, plant and equipment	18
Long-term investments	3
Other assets	8
Total assets	$42

Accounts payable	$9
Employee compensation and benefits	15
Other long-term liabilities	19
Total liabilities	$43

(G) Represents the increase and decrease in net assets of Agilent resulting from the following:

(in millions)
Net proceeds from issuance of Keysight debt (see Note (D))	$1,100
Net cash distribution to Keysight from Agilent (see Note (D))	(700)
Net employee benefit plan obligations, accumulated other comprehensive losses and associated deferred taxes (see Note (E))	(173)
Net corporate assets and liabilities transferred to Keysight (see Note (F))	1
Total increase in retained earnings	$228